EXHIBIT 99.1



                                                                 FREMONT GENERAL


NEWSRELEASE
--------------------------------------------------------------------------------
                                                   2425 Olympic Blvd., 3rd Floor
                                                   Santa Monica, CA 90404
                                                   TEL (310) 315-5500
                                                   FAX (310) 315-5599



          FREMONT GENERAL REPORTS DILUTED NET INCOME PER SHARE OF $0.68
           FOR SECOND QUARTER 2006 AND DECLARES COMMON STOCK DIVIDEND


     (SANTA MONICA, CALIFORNIA) - August 8, 2006 - Fremont General Corporation (the "Company"), a nationwide residential and commercial real estate lender doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan, reported today its results for the second quarter of 2006. Net income for the second quarter of 2006 was $51,924,000, which represents a decrease of 43%, as compared to net income of $90,770,000 for the second quarter of 2005. Diluted net income per share was $0.68 for the second quarter of 2006, as compared to $1.21 per share for the second quarter of 2005.

     Net income for the first six months of 2006 was $83,611,000 a decrease of 54% as compared to $180,872,000 for the first six months of 2005. Diluted net income per share was $1.10 for the first six months of 2006, as compared to $2.43 per share for the first six months of 2005. The decrease in net income for the second quarter and the first six months of 2006 was a result of a significant decrease in the net gain on whole loan sales and securitizations of the Company's residential real estate loans, offset in part by an increase in net interest income.

     The Company's Board of Directors declared a quarterly cash dividend of $0.11 per share on its common stock, payable October 31, 2006 to stockholders of record as of September 29, 2006. This declaration represents the 119th consecutive quarterly cash dividend to be paid by the Company.


RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $9.54 billion during the second quarter of 2006, up from $9.24 billion during the second quarter of 2005. For the first six months of 2006, residential real estate loan originations totaled $18.1 billion, up from $17.0 billion during the first six months of 2005. The following tables highlight the Company's residential real estate loan originations by period indicated:


                                              2ND QUARTER                                     FIRST SIX MONTHS
                             --------------------------------------------      ----------------------------------------------
                                     2006                     2005                     2006                     2005
                             -------------------      -------------------      --------------------      --------------------

LOAN ORIGINATION
VOLUME (IN $000s):

First Mortgages ............ $ 8,659,180    90.8%     $ 8,433,079    91.2%     $ 16,448,837    91.0%     $ 15,593,510    91.7%
Second Mortgages ...........     879,739     9.2%         810,600     8.8%        1,629,226     9.0%        1,411,841     8.3%
                             -----------   -----      -----------   -----      ------------   -----      ------------   -----
                             $ 9,538,919   100.0%     $ 9,243,679   100.0%     $ 18,078,063   100.0%     $ 17,005,351   100.0%
                             ===========   =====      ===========   =====      ============   =====      ============   =====



                                                              2ND QUARTER                 FIRST SIX MONTHS
                                                        ------------------------      ------------------------
                                                           2006           2005          2006            2005
                                                        ---------      ---------      ---------      ---------

                        FIRST MORTGAGES - ORIGINATION

TYPE OF PRODUCT:
  ARMs:
    30 Year:

      (2/28) ........................................        51.2%          85.7%          54.1%         86.1%
      (3/27) ........................................         0.7%           2.9%           0.7%          2.9%
      (5/25) ........................................         0.1%           0.9%           0.2%          0.9%
                                                         ---------     ----------     ---------      --------
                                                             52.0%          89.5%          55.0%         89.9%
    40/30:
      (2/28) ........................................        37.0%           0.0%          36.0%          0.0%
      (3/27) ........................................         0.5%           0.0%           0.5%          0.0%
      (5/25) ........................................         0.1%           0.0%           0.1%          0.0%
                                                        ---------      ---------      ---------      ---------
                                                             37.6%           0.0%         36.6%            0.0%
                                                        ---------      ---------      ---------      ---------
    TOTAL ARMS ......................................        89.6%          89.5%          91.6%          89.9%

  FIXED RATE:
       30 Year ......................................         7.4%          10.5%           6.2%          10.1%
       40/30 ........................................         3.0%           0.0%           2.2%           0.0%
                                                        ----------     ---------      ---------      ---------
     TOTAL FIXED RATE ...............................        10.4%          10.5%           8.4%          10.1%
                                                        ---------      ---------      ---------      ---------
                                                            100.0%         100.0%         100.0%         100.0%
                                                        ==========     ==========     =========      =========

PURPOSE:
  Refinance .........................................        52.1%          50.5%          53.4%          52.4%
  Purchase ..........................................        47.9%          49.5%          46.6%          47.6%
                                                        ---------      ---------      ---------      ---------
                                                            100.0%         100.0%         100.0%         100.0%
                                                        =========      =========      =========      =========


Average Loan Size ...................................   $ 260,552      $ 241,166      $ 261,084      $ 237,829
Average FICO Score ..................................         623            624            621            623
Average LTV .........................................        80.0%          81.0%          79.9%          81.0%
Weighted Average Coupon .............................        8.36%          7.15%          8.35%          7.10%




              FIRST & SECOND MORTGAGES - ORIGINATION


GEOGRAPHIC DISTRIBUTION:
  California ........................................        25.4%          27.9%          25.5%          29.0%
  Florida ...........................................        15.0%          10.6%          14.4%          10.2%
  New York ..........................................        11.5%          11.1%          11.7%          11.0%
  Maryland ..........................................         7.2%           5.5%           7.3%           5.3%
  New Jersey ........................................         6.3%           6.8%           6.8%           6.9%
  All other states ..................................        34.6%          38.1%          34.3%          37.6%
                                                        ----------     -----------    ---------      ---------
                                                            100.0%         100.0%         100.0%         100.0%
                                                        =========      =========      =========      =========

     The gain on the sale of residential real estate loans during the second quarter of 2006 totaled $8.4 million on whole loan sales and securitizations ("loan sales") of $9.89 billion. This is compared to a gain of $92.0 million on loan sales of $9.76 billion during the second quarter of 2005 and a loss of $15.2 million on loan sales of $7.26 billion during the first quarter of 2006. The gross premiums realized on Tier I loan sales decreased during the second quarter of 2006 to 2.15%, as compared to the second quarter of 2005 level of 2.78%, but was an increase over the first quarter of 2006 level of 1.21%.

     The Company's level of gain on loan sales during the second quarter of 2006 was negatively impacted by higher expense provisions for loan valuation, loan repurchase and premium recapture reserves. During the second quarter of 2006, these provisions totaled $97.6 million, as compared to $25.1 million for the second quarter of 2005 and $35.9 million for the first quarter of 2006. Losses on Tier II loan sales increased to $26.9 million during the second quarter of 2006, up from $3.2 million in the second quarter of 2005 and $14.0 million for the first quarter of 2006.

     The Company recorded these increased provision levels primarily as a result of increased loan repurchase and re-pricing trends from its previous whole loan sale transactions, as well as lower secondary market pricing for second mortgages. These increased loan repurchase and re-pricing levels, which have been noted industry-wide, are primarily due to increased levels of early payment delinquencies and a greater incidence of repurchase requests from whole loan purchasers. The Company's loan repurchases and re-pricings increased to $238.4 million during the second quarter of 2006, up from $67.7 million and $107.7 million for the second quarter of 2005 and the first quarter of 2006, respectively.

     Given these loan repurchase and re-pricing trends, with an objective of reducing its early payment delinquencies, the Company made modifications in its loan origination parameters during the second quarter of 2006, including eliminating or reducing certain higher loan-to-value products and lower FICO bands. The Company expects to see the impact of these changes during the fourth quarter of 2006 and the first quarter of 2007.

     The residential real estate loan servicing platform was servicing approximately $24.9 billion in loans outstanding as of June 30, 2006, up 19% from $21.0 billion at June 30, 2005. Of the $24.9 billion at June 30, 2006, $11.2 billion was being serviced to maturity in either the Company's securitizations or from whole loan sales with servicing retained, as compared to $4.9 billion at June 30, 2005; the remaining loans were either the Company's loans held for sale or loans being interim serviced by the Company after being sold to third parties.


COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans held for investment, before the allowance for loan losses, totaled a record level of $5.69 billion at June 30, 2006, as compared to $3.73 billion at June 30, 2005. New loan commitments entered into increased to $1.44 billion during the second quarter of 2006, as compared to $1.16 billion for the second quarter of 2005. The increase in the Company's loans outstanding during the second quarter of 2006 is a result of increased levels of loan commitment origination in recent periods and a reduction in loan paydowns. The following table highlights the commercial real estate loans outstanding as of the dates indicated:



                                                                                  JUNE 30,         JUNE 30,
(IN $000s)                                                                          2006             2005
                                                                                -----------      -----------

COMMERCIAL REAL ESTATE ("CRE") LOAN TYPES:

  Construction ..............................................................   $ 3,446,924      $ 1,238,396
  Bridge ....................................................................     1,927,767        1,613,630
  Permanent .................................................................       291,927          777,115
  Single Tenant Credit ......................................................        76,189          139,287
                                                                               ------------      -----------
                                                                                $ 5,742,807      $ 3,768,428
  Net deferred origination fees and costs ...................................       (53,158)         (35,996)
                                                                                -----------      -----------
TOTAL CRE LOANS - HELD FOR INVESTMENT .......................................   $ 5,689,649      $ 3,732,432
                                                                                ===========      ===========


GEOGRAPHIC DISTRIBUTION:

  California ................................................................          21.1%            30.6%
  Florida ...................................................................          14.8%            12.7%
  New York ..................................................................          11.3%            15.3%
  Virginia ..................................................................           8.1%             3.4%
  Arizona ...................................................................           7.4%             3.3%
  Pennsylvania ..............................................................           4.9%             1.6%
  Maryland ..................................................................           4.6%             1.5%
  Illinois ..................................................................           4.6%             5.5%
  All other states ..........................................................          23.2%            26.1%
                                                                                -----------      -----------
                                                                                      100.0%           100.0%
                                                                                ===========      ===========


PROPERTY TYPE DISTRIBUTION (BALANCES OUTSTANDING):

  Multi-Family - Condominiums ...............................................            55%              33%
  Land Development ..........................................................            15%              13%
  Office ....................................................................            13%              16%
  Retail ....................................................................             7%               7%
  Commercial Mixed-Use ......................................................             3%              10%
  Multi-Family - Other ......................................................             3%               6%
  Industrial ................................................................             2%               8%
  Hotels & Lodging ..........................................................             1%               4%
  Special Purpose ...........................................................             1%               3%
                                                                                -----------      -----------
                                                                                        100%             100%
                                                                                ===========      ===========

                                                                                  JUNE 30,         JUNE 30,
(IN $000s)                                                                          2006             2005
                                                                                -----------      -----------

Non-accrual loans ...........................................................   $    39,379     $     33,113
REO .........................................................................           299           18,106
                                                                                -----------     ------------
Non-accrual loans and REO ...................................................   $    39,678     $     51,219
                                                                                ===========     ============

Non-accrual loans to total CRE loans ........................................          0.69%            0.89%


     Loan quality for the commercial real estate loan portfolio continued to be strong during the second quarter of 2006. Non-accrual commercial real estate loans and REO totaled $39.7 million (comprised of 4 loans and 1 REO property) at June 30, 2006, down from $51.2 million (comprised of 8 loans and 6 REO properties) as of June 30, 2005. The Company did not experience any commercial real estate loan charge-offs during the second quarter of 2006, nor did it restructure any commercial real estate loans. Delinquent loans 30 days past due increased to 1.04% of the outstanding portfolio at June 30, 2006, up from 0.0% and 0.15% at June 30, 2005 and March 31, 2006, respectively. The total amount of 30 day delinquencies at June 30, 2006 is related to one loan. Delinquent loans 60 days past due or greater decreased to 0.59% of the outstanding portfolio at June 30, 2006, down from 0.72% and 0.69% at June 30, 2005 and March 31, 2006, respectively.

     The Company's provision for loan losses was an $11.7 million expense in the second quarter of 2006 as compared to a $4.2 million credit to income for the second quarter of 2005. The provision level is primarily derived from a higher level of commercial real estate loans outstanding as of June 30, 2006 and the increase in 30 day delinquencies. As of June 30, 2006, the allowance for loan losses totaled $172.7 million, or 3.03% of the total commercial real estate loans held for investment, as compared to $160.0 million, or 4.28%, as of June 30, 2005.


OTHER HIGHLIGHTS

     o Net interest income increased to $165.4 million for the second quarter of 2006, as compared to $128.0 million for the second quarter of 2005. Net interest income increased primarily as a result of an increase in the average of commercial and residential real estate loans outstanding.

     o Fremont Investment & Loan, as of June 30, 2006, had $12.6 billion in assets, $9.6 billion in FDIC-insured deposits and $1.6 billion in stockholder's equity, with a total Risk-Based Capital ratio of 13.9%.

     o The Company's stockholders' equity totaled $1.44 billion, or $18.45 per share, at June 30, 2006, up 20% from $1.20 billion, or $15.37 per share, at June 30, 2005.

     Fremont General Corporation's common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan is a commercial and non-prime residential real estate lender operating nationwide through its 14 regional offices (nine commercial and five residential). As of June 30, 2006, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 29 states. During the second quarter of 2006, Fremont Investment & Loan originated residential real estate loans in 46 states. Loans originated by the Company are done primarily on a first mortgage basis.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate and
competitive environments, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of valuation and other changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the impact of changes in federal and state tax laws and interpretations, including tax rate changes, and the effect of any adverse outcomes from the resolution of issues with taxing authorities, (x) the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (xi) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.


--------------------------------------------------------------------------------

o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on August 8, 2006.
o The call will be webcast live on the Internet at www.fremontgeneral.com. Under "Company" scroll down to "Event Calendar" and click on "Q2 2006 Fremont General Corporation Earnings Conference Call." Go to the website at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived through August 8, 2007.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time and use confirmation code 3427292. The telephone replay will be archived through September 7, 2006 at 706/645-9291
     - use confirmation code 3427292.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at www.fremontgeneral.com or at www.sec.gov.
o    Contact: Investor Relations 310/315-5500
o    Website: www.fremontgeneral.com


FREMONT GENERAL CORPORATION
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)




                                                                                  THREE MONTHS ENDED          SIX MONTHS ENDED
CONSOLIDATED STATEMENTS OF INCOME:                                                     JUNE 30,                   JUNE 30,
                                                                                   2006        2005          2006          2005
                                                                                ---------    ---------     ---------    ----------

INTEREST INCOME:
  Interest and fee income on loans:
    Residential .............................................................   $ 167,856    $ 125,763     $ 307,526     $ 236,774
    Commercial ..............................................................     126,526       76,457       236,060       142,849
    Other ...................................................................          92           85           179           184
                                                                                ---------    ---------     ---------     ---------
                                                                                  294,474      202,305       543,765       379,807
  Interest income - other ...................................................      23,134        8,645        46,713        13,067
                                                                                ---------    ---------     ---------     ---------
                                                                                  317,608      210,950       590,478       392,874
INTEREST EXPENSE:
  Deposits ..................................................................     106,385       62,300       197,070       111,656
  FHLB advances and warehouse lines of credit ...............................      39,862       14,550        62,155        22,275
  Senior Notes ..............................................................       3,464        3,651         7,010         7,301
  Junior Subordinated Debentures ............................................       2,319        2,319         4,639         4,639
  Other .....................................................................         213          168           249           289
                                                                                ---------    ---------     ---------     ---------
                                                                                  152,243       82,988       271,123       146,160
                                                                                ---------    ---------     ---------     ---------
Net interest income .........................................................     165,365      127,962       319,355       246,714
Provision for loan losses ...................................................      11,707       (4,216)       15,588        (3,180)
                                                                                ---------    ---------     ---------     ---------
Net interest income after provision for loan losses .........................     153,658      132,178       303,767       249,894

NON-INTEREST INCOME:
  Net gain (loss) on whole loan sales and securitizations
    of residential real estate loans ........................................       8,374       91,964        (6,802)      200,324
  Loan servicing income .....................................................      23,482       15,945        44,831        29,686
  Mortgage servicing rights amortization and impairment provision ...........      (8,859)      (4,807)      (16,903)       (9,711)
  Impairment on residual assets .............................................      (5,752)        (572)       (5,752)       (1,790)
  Other .....................................................................       5,343        6,040         8,549         9,967
                                                                                ---------    ---------     ---------     ---------
                                                                                   22,588      108,570        23,923       228,476
NON-INTEREST EXPENSE:
  Compensation and related ..................................................      57,249       55,654       116,659       114,934
  Occupancy .................................................................       8,175        6,942        15,805        13,877
  Other .....................................................................      24,637       28,119        55,893        48,348
                                                                                ---------    ---------     ---------     ---------
                                                                                   90,061       90,715       188,357       177,159
                                                                                ---------    ---------     ---------     ---------
Income before income taxes ..................................................      86,185      150,033       139,333       301,211
Income tax expense ..........................................................      34,261       59,263        55,722       120,339
                                                                                ---------    ---------     ---------     ---------
Net income ..................................................................   $  51,924    $  90,770     $  83,611     $ 180,872
                                                                                =========    =========     =========     =========

EARNINGS PER SHARE:
  Basic .....................................................................   $    0.70       $ 1.25     $    1.13     $    2.50
  Diluted ...................................................................        0.68         1.21          1.10          2.43

WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic .....................................................................      74,517       72,759        74,025        72,271
  Diluted ...................................................................      76,279       75,214        75,734        74,515

CASH DIVIDENDS DECLARED PER COMMON SHARE ....................................   $    0.11       $ 0.08     $    0.22     $    0.15
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END                                                               $   18.45     $   15.37

SHARES OUTSTANDING AT PERIOD-END (IN THOUSANDS) .............................                                 77,868        77,936


FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2005)
(THOUSANDS OF DOLLARS)


CONSOLIDATED BALANCE SHEETS:                                                      JUNE 30,        DECEMBER 31,
                                                                                    2006              2005
                                                                                ------------      ------------

ASSETS
Cash and cash equivalents ...................................................   $    567,296      $    768,643
Investment securities classified as available-for-sale at fair value ........         19,966            17,527
Federal Home Loan Bank stock at cost ........................................        211,500           136,018
Loans held for sale - net ...................................................      6,072,300         5,423,109
Loans held for investment - net .............................................      5,525,020         4,603,063
Mortgage servicing rights - net .............................................         62,739            46,022
Residual interests in securitized loans at fair value .......................        107,535           170,723
Accrued interest receivable .................................................         62,139            42,123
Foreclosed real estate owned ................................................          3,719            33,872
Premises and equipment - net ................................................         65,691            65,203
Deferred income taxes .......................................................        101,870            83,235
Other assets ................................................................         88,613            94,575
                                                                                ------------      ------------
    TOTAL ASSETS ............................................................   $ 12,888,388      $ 11,484,113
                                                                                ============      ============

LIABILITIES
Deposits:
  Savings accounts ..........................................................   $    776,832      $  1,103,993
  Money market deposit accounts .............................................        721,970           446,274
  Certificates of deposit ...................................................      8,064,155         7,051,726
                                                                                ------------      ------------
                                                                                   9,562,957         8,601,993

Warehouse lines of credit ...................................................              -                 -
Federal Home Loan Bank advances .............................................      1,305,000           949,000
Senior Notes due 2009 .......................................................        169,484           175,305
Junior Subordinated Debentures ..............................................        103,093           103,093
Other liabilities ...........................................................        311,237           297,916
                                                                                ------------      ------------
    TOTAL LIABILITIES .......................................................     11,451,771        10,127,307

Stockholders' Equity
Common stock ................................................................         77,462            77,497
Additional paid-in capital ..................................................        327,790           341,800
Retained earnings ...........................................................      1,032,639           966,112
Deferred compensation .......................................................        (20,949)          (43,357)
Accumulated other comprehensive income ......................................         19,675            14,754
                                                                                ------------      ------------
    TOTAL STOCKHOLDERS' EQUITY ..............................................      1,436,617         1,356,806
                                                                                ------------      ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..............................   $ 12,888,388      $ 11,484,113
                                                                                ============      ============

FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2005)
(THOUSANDS OF DOLLARS)

                                                                                  JUNE 30,      DECEMBER 31,      JUNE 30,
                                                                                   2006             2005           2005
                                                                                -----------     -----------     -----------

Loans held for investment:
  Commercial real estate ....................................................   $ 5,689,649     $ 4,751,311     $ 3,732,432
  Other .....................................................................         8,059           8,589           4,356
                                                                                -----------     -----------     -----------
                                                                                  5,697,708       4,759,900       3,736,788
Allowance for loan losses ...................................................      (172,688)       (156,837)       (159,956)
                                                                                -----------     -----------     -----------
Loans held for investment - net .............................................   $ 5,525,020     $ 4,603,063     $ 3,576,832
                                                                                ===========     ===========     ===========


Allowance for loans losses as a percentage of loans receivable held
 for investment .............................................................          3.03%           3.29%           4.28%
Total non-accrual loans as a percentage of total loans held
 for investment .............................................................          0.69%           0.62%           0.89%

Non-accrual commercial real estate loans held for investment ................   $    39,379     $    29,290     $    33,113
Accruing commercial real estate loans past due 90 days or more ..............   $         -     $         -     $         -
Restructured commercial real estate loans on accrual status .................   $         -     $    12,309     $    12,412

Foreclosed real estate owned (REO):
  Commercial real estate ....................................................   $       299     $    30,198     $    18,106
  Residential real estate ...................................................         3,420           3,674           3,633
                                                                                -----------     -----------     -----------
                                                                                $     3,719     $    33,872     $    21,739
                                                                                ===========     ===========     ===========

Residential real estate loans held for sale:
  1st trust deeds ...........................................................   $ 5,445,702     $ 4,792,976     $ 4,960,655
  2nd trust deeds ...........................................................       656,118         611,104         516,448
                                                                                -----------     -----------     -----------
                                                                                  6,101,820       5,404,080       5,477,103
Basis adjustment for fair value hedge accounting ............................             -               -           1,375
Net deferred direct loan origination costs ..................................        44,913          51,782          65,544
                                                                                -----------     -----------     -----------
                                                                                  6,146,733       5,455,862       5,544,022
Less: Valuation reserve .....................................................       (74,433)        (32,753)        (54,654)
                                                                                -----------     -----------     -----------
Loans held for sale - net ...................................................   $ 6,072,300     $ 5,423,109     $ 5,489,368
                                                                                ===========     ===========     ===========


Non-accrual residential real estate loans held for sale .....................       $ 42,299    $    16,736     $    18,263



                                                                                2ND QUARTER     1ST QUARTER     2ND QUARTER
                                                                                     2006           2006           2005
                                                                                -----------     -----------     -----------
Total net charge-offs (recoveries) of loans held for investment:
  Commercial real estate ....................................................   $      (192)    $       (67)    $     7,769
  Residential real estate ...................................................             -              (4)              -
  Other .....................................................................             -               -               -
                                                                                -----------     -----------     -----------
                                                                                $      (192)    $       (71)    $     7,769
                                                                                ===========     ===========     ===========


Net charge-offs (recoveries) to average commercial real estate loans ........         (0.01)%         (0.01)%          0.81%



o    Loans held for investment do not include loans designated as held for sale and are stated net of deferred direct loan origination fees and costs.
o    Net charge-off ratios are annualized percentages.
o    Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o    Net deferred direct loan origination costs include loan origination costs directly associated with the origination of the loans (such as internal sales and external broker compensation), net of origination points and fees received, which are then deferred and recognized in income when the loans are sold.
o    Restructured commercial real estate loans are presented as such in the period of restructure and the three subsequent quarters.


                                                                    Page 9 0f 10

FREMONT GENERAL CORPORATION
(UNAUDITED) (THOUSANDS OF DOLLARS)

                                                                         THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                              JUNE 30,                     JUNE 30,
                                                                        2006           2005           2006           2005
                                                                    ------------   ------------   ------------   ------------

Fremont General Credit Corporation (only):
Average net interest-earning assets (NEA) ......................... $ 14,266,318   $ 11,499,316   $ 13,417,564   $ 10,890,862

  Interest income ................................................. $    316,730   $    210,210   $    588,924   $    391,567
  Interest expense ................................................     (146,460)       (77,339)      (259,481)      (134,890)
                                                                    ------------   ------------   ------------   ------------
  Net interest income ............................................. $    170,270   $    132,871   $    329,443   $    256,677
                                                                    ============   ============   ============   ============

As a percentage of NEA:
  Interest income .................................................         8.90 %         7.33 %         8.85 %         7.25 %
  Interest expense ................................................        (4.12)%        (2.70)%        (3.90)%        (2.50)%
                                                                    ------------   ------------    -----------   ------------
  Net interest income .............................................         4.78 %         4.63 %         4.95 %         4.75 %
                                                                    ============   ============    ===========   ============

o The above net interest income information excludes holding company (i.e., Fremont General) assets and net interest income and expense.


Whole loan sales of residential real estate loans ................. $  8,911,454   $  8,776,193   $ 16,169,109   $ 14,625,502
Securitizations of residential real estate loans ..................      982,533        981,717        982,533      2,191,566
                                                                    ------------   ------------   ------------   ------------
                                                                    $  9,893,987   $  9,757,910   $ 17,151,642   $ 16,817,068
                                                                    ============   ============   ============   ============

Gross premium recognized on Tier I loan sales and securitizations . $    212,315   $    271,345   $    300,248   $    476,221
Losses on Tier II sales ...........................................      (26,867)        (3,225)       (40,856)        (6,405)
                                                                    ------------   ------------   ------------   ------------
                                                                         185,448        268,120        259,392        469,816
Net gain (loss) on derivative instruments .........................        1,598        (25,573)        16,194         (8,385)
                                                                    ------------   ------------   ------------   ------------
                                                                         187,046        242,547        275,586        461,431
Net direct loan origination costs .................................      (81,053)      (125,463)      (148,820)      (221,656)
Provision for premium recapture ...................................      (12,831)        (5,857)       (16,327)       (10,127)
                                                                    ------------   ------------   ------------   ------------
                                                                          93,162        111,227       110,439         229,648
Provision for valuation and repurchase reserves ...................      (84,788)       (19,263)     (117,241)        (29,324)
                                                                    ------------   ------------   -----------    ------------
  Net gain (loss) on sale ......................................... $      8,374   $     91,964   $    (6,802)   $    200,324
                                                                    ============   ============   ===========    ============

Net gain (loss) on sale ........................................... $      8,374   $     91,964   $    (6,802)   $    200,324
Origination expenses allocated during the period of origination ...      (37,690)       (41,850)      (66,663)        (78,154)
                                                                    ------------   ------------   -----------    ------------
  Net operating gain (loss) on sale ............................... $    (29,316)  $     50,114   $   (73,465)   $    122,170
                                                                    ============   ============   ===========    ============


Gross premium recognized on Tier I loan sales and securitizations .         2.15 %         2.78 %        1.75 %         2.83 %
Losses on Tier II sales ...........................................        (0.27)%        (0.03)%       (0.24)%        (0.04)%
                                                                    ------------   ------------   -----------    -----------
                                                                            1.88 %         2.75 %        1.51 %         2.79 %
Net gain on derivative instruments ................................         0.02 %        (0.26)%        0.09 %        (0.05)%
                                                                    ------------   ------------   -----------    -----------
                                                                            1.90 %         2.49 %        1.60 %         2.74 %
Net direct loan origination costs .................................        (0.81)%        (1.29)%       (0.86)%        (1.32)%
Provision for premium recapture ...................................        (0.13)%        (0.06)%       (0.10)%        (0.06)%
                                                                    ------------   ------------   -----------    -----------
                                                                            0.96 %         1.14 %        0.64 %         1.36 %
Provision for valuation and repurchase reserves ...................        (0.86)%        (0.20)%       (0.69)%        (0.17)%
                                                                    ------------   ------------   -----------    -----------
  Net gain (loss) on sale .........................................         0.10 %         0.94 %       (0.05)%         1.19 %
                                                                    ============   ============   ===========    ===========

Net gain (loss) on sale ...........................................         0.10 %         0.94 %       (0.05)%         1.19 %
Origination expenses allocated during the period of origination ...        (0.38)%        (0.43)%       (0.39)%        (0.46)%
                                                                    ------------   ------------   -----------    -----------
  Net operating gain (loss) on sale ...............................        (0.28)%         0.51 %       (0.44)%         0.73 %
                                                                    ============   ============   ============   ===========


o  Percentages are of total loan sales and securitizations, net of repurchases, during the period indicated.
o  Tier II loans do not meet the criteria for a Tier I sale due to delinquency status, documentation issues or loan program exceptions for which the Company typically receives lower premiums.
o  Provision for premium recapture is the  provision for the return of premium on loans sold which prepay early per the terms of each sales contract; includes some interest adjustment.
o  Provision for valuation and repurchase reserves represents adjustments to the valuation allowance for the Company's held for sale loans and adjustments to the Company's repurchase reserve for the effect of loans estimated to be repurchased and the related return premiums.
o  Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period of origination and which are not deferred for GAAP. These expenses are included in non-interest expense in the consolidated statements of income during the period incurred. There is no directly comparable GAAP financial measure to
   "Origination expenses allocated during the period of origination", the components of which are calculated inaccordance with GAAP.
o  Net operating gain on sale is a supplement to, and not a substitute for, the information presented in the consolidated statements of income as prepared in accordance with GAAP. The Company utilizes this additional information as part of its management of the total costs and efficiency of its loan origination platform. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies. Because these expenses are estimates that are based on loans sold during the current period utilizing actual costs from prior periods, these costs may fluctuate from period to period reflecting changes in the volume of loans sold, originated and the actual indirect expenses incurred during the period of loan origination. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the
   Company's residual interests in securitized loans.


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